UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2006
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                   Jupiter Marine International Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


           Florida                      0-26617                  65-0794113
           -------                      -------                  ----------
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                    Identification No.)

               3391 S.E. 14th Avenue
             Port Everglades, Florida                              33316
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     (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (954) 377-6400
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                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement:  Item 3.02 Unregistered
Sales of Equity Securities

Effective March 31, 2006, the Company entered into a five-year executive employment agreement with Carl Herndon, Sr. In consideration for serving as president and chief executive officer, the Company will pay Mr. Herndon an initial annual base salary of $250,000, payable weekly. The base salary is subject to annual automatic incremental increases of the greater of the percentage increase in the consumer price index or 6% of the previous year's base salary. In addition, the Company issued Mr. Herndon incentive stock options under the Company's 2004 Management and Director Equity Incentive Plan to purchase 1,000,000 shares of common stock, which are exercisable at $0.32 per share. The stock options vest in five equal installments over the initial term and are exercisable for a period of five years from the vesting date. However, certain events, such as of a change of control of the Company, reverse merger, or sale of all of the Company's assets, shall cause the options to vest immediately. Mr. Herndon is also entitled to a performance-based bonus and to participate in all Company benefit programs. Mr. Herndon is entitled to eight weeks paid vacation per year, reimbursement of all reasonable out-of-pocket business expenses, a monthly automobile allowance of $1,000 and automobile insurance coverage. As an additional inducement for Mr. Herndon entering into the employment agreement, the Company has issued Mr. Herndon 500,000 shares of common stock. Under the terms of the agreement Mr. Herndon also has the right to purchase a boat from the Company each year at the Company's manufacturing cost.

In the event of Mr. Herndon's death or disability during the term of the agreement, Mr. Herndon or his beneficiaries are entitled to all compensation and benefits under his employment agreement for a period of one year following the date of his death or disability. In the event that Mr. Herndon is terminated "for cause", he will be entitled to receive his salary and earned but unpaid bonuses due up to the date of termination. "Cause" is defined as committing or participating in an injurious act of fraud or embezzlement against the company; engaging in a criminal enterprise involving moral turpitude; conviction of an act constituting a felony of a crime of violence, fraud or dishonesty; or any attempt by Mr. Herndon to assign the employment agreement. In the event that Mr. Herndon is terminated for any other reason other than for cause, death or disability, he will receive all compensation and benefits under his employment agreement for a period of five years following the date of termination. He shall also be entitled to receive a bonus equal to the amount received for the prior year or if no prior bonus was received, an amount equal to $100,000, as well as all earned but unpaid bonuses from previous years. The employment agreement also includes a one-year covenant not to compete and non-disclosure provision. The agreement has a perpetual term of five years.

Effective March 31, 2006, the Company also entered into a five-year executive employment agreement with Lawrence Tierney. In consideration for serving as chief financial officer and chief operating officer, the Company will pay Mr. Tierney an initial annual base salary of $175,000, payable weekly. The base salary is subject to annual automatic incremental increases of the greater of the percentage increase in the consumer price index or 6% of the previous year's base salary. In addition, the Company issued Mr. Tierney incentive stock options under the Company's 2004 Management and Director Equity Incentive Plan to purchase 500,000 shares of common stock, which are exercisable at $0.29 per share. The stock options vest in five equal installments over the initial term and are exercisable for a period of five years from the vesting date. However, certain events, such as of a change of control of the Company, reverse merger, or sale of all of the Company's assets, shall cause the options to vest immediately. Mr. Tierney is also entitled to a performance-based bonus and to participate in all Company benefit programs. Mr. Tierney is entitled to four weeks paid vacation per year, reimbursement of all reasonable out-of-pocket business expenses, a monthly automobile allowance of $750 and automobile insurance coverage. As an additional inducement for Mr. Tierney entering into
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
the employment agreement, the Company has issued Mr. Tierney 300,000 shares of common stock. Under the terms of the agreement Mr. Tierney also has the right to purchase a boat from the Company each year at the Company's manufacturing cost.

In the event of Mr. Tierney's death or disability during the term of the agreement, Mr. Tierney or his beneficiaries are entitled to all compensation and benefits under his employment agreement for a period of one year following the date of his death or disability. In the event that Mr. Tierney is terminated "for cause", he will be entitled to receive his salary and earned but unpaid bonuses due up to the date of termination. "Cause" is defined as committing or participating in an injurious act of fraud or embezzlement against the company; engaging in a criminal enterprise involving moral turpitude; conviction of an act constituting a felony of a crime of violence, fraud or dishonesty; or any attempt by Mr. Tierney to assign the employment agreement. In the event that Mr. Herndon is terminated for any other reason other than for cause, death or disability, he will receive all compensation and benefits under his employment agreement for a period of three years following the date of termination. He shall also be entitled to receive a bonus equal to the amount received for the prior year or if no prior bonus was received, an amount equal to $50,000, as well as all earned but unpaid bonuses from previous years. The employment agreement also includes a one-year covenant not to compete and non-disclosure provision. The agreement has a perpetual term of five years.

Mr. Herndon's previous employment agreement and Mr. Tierney's previous employment agreement expire in July 2006.

Each employment agreement was approved by the non-interested members of the Company's board of directors.

Also effective March 31, 2006 the Company issued Kerry Clemmons 200,000 shares of the Company's common stock in consideration for Mr. Clemmons serving on the board of directors of the Company. The shares were valued at $.29 per share.

The descriptions of Mr. Herndon's employment agreement and Mr. Tierney's employment agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits to this Form 8-K current report.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

10.1     Employment Agreement with Carl Herndon, Sr. dated March 31, 2006
10.2     Employment Agreement with Lawrence Tierney dated March 31, 2006


                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 31, 2006                 JUPITER MARINE INTERNATIONAL HOLDINGS, INC.

                                     BY: /s/ CARL HERNDON
                                         --------------------------
                                         Carl Herndon
                                         Chief Executive Officer


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